www.nortel.com	Exhibit 99.1

FOR IMMEDIATE RELEASE:                                                                                                               November 11, 2011

For more information:

Media Relations

MediaRelations@nortel.com

Nortel Reports Financial Results for the Third Quarter 2011

•

Through the creditor protection process, Nortel has sold all of its businesses and remaining patents and patent applications generating approximately $7.7 billion in net proceeds for the benefit of its creditors, and preserving 16,000 jobs for employees with the purchasers of the businesses and assets

•

Focus remains on maximizing value for stakeholders, including the sale of remaining assets, wind down of global operations and entities, ongoing cost reduction, the provision of transition services to purchasers, and other significant work toward the conclusion of the Creditor Protection Proceedings

•	Cash position as of September 30, 2011 continues to reflect restructuring progress

Financial Presentation and Q3 2011 Results

•	Recognized a gain of $4.5 billion related to the sale of our remaining patents and patent applications

•

Consolidated results include the results of operations and financial position of Nortel Networks Corporation, its principal operating subsidiary Nortel Networks Limited, and their subsidiaries in the Asia, CALA, and EMEA regions other than those included in the U.S. or EMEA deconsolidated subsidiaries

•	Cash balance as of September 30, 2011 was $792 million, compared to $790 million as of June 30, 2011, plus restricted cash balance of $7.6 billion consisting primarily of divestiture and IP proceeds

•	Minimal revenues in the third quarter of 2011 related to customer contracts not transferred with the sales of businesses. We expect minimal revenues for the remainder of 2011.

TORONTO—Nortel* Networks Corporation [OTC: NRTLQ] announced its results for the third quarter of 2011. Results were prepared in accordance with United States generally accepted accounting principles (GAAP) in U.S. dollars.

Nortel’s consolidated results include the results of operations and financial position of Nortel Networks Corporation, its principal operating subsidiary Nortel Networks Limited, and their subsidiaries in the Asia, CALA, and EMEA regions other than those included in the U.S. or EMEA deconsolidated subsidiaries. As of June 1, 2010, and October 1, 2010, the EMEA Subsidiaries and U.S. Subsidiaries, respectively, were deconsolidated and accounted for under the cost method of accounting. In the context of the Creditor Protection Proceedings, Nortel continues to evaluate the method of accounting for all of its subsidiaries.

As a result of and following the divestitures of: (1) the Code Division Multiple Access/LTE Access and Enterprise Solutions businesses in the fourth quarter of 2009; (2) the Optical Networking and Carrier Ethernet, and Global System for Mobile communications/GSM for Railways businesses in the first quarter of 2010; (3) the Carrier VoIP and Application Solutions business; and Nortel’s interest in the LG-Nortel (LGN) joint venture in the second quarter of 2010; (4) the multiservice switching products and related services business in the first quarter of 2011; and (5) the assets of Guangdong-Nortel Telecommunications Equipment Co. Ltd. (GDNT) in the second quarter of 2011, only the residual contracts not transferred with the businesses are included in Nortel’s financial results.

As a result of the business sales, Nortel currently has one reportable segment, being the consolidated entity, as its chief operating decision maker reviews financial and operating results on that basis.

Financial Summary

Nortel’s overall financial performance in the third quarter of 2011 was impacted by the sale of all of its businesses in prior quarters.

•	Revenues in the third quarter of $3 million.

•	SG&A expense in the third quarter of $28 million, a decrease of 74.1 percent from the year ago quarter.

•	R&D expense in the third quarter of nil. Nortel does not expect to incur further R&D charges.

•	Cash balance as of September 30, 2011 was $792 million, compared to $790 million as of June 30, 2011. Restricted cash balance of $7.6 billion consisting primarily of divestiture and IP proceeds

Revenues

Revenues from continuing operations were $3 million in the third quarter of 2011 compared to $85 million for the third quarter of 2010, resulting from the business divestitures and the deconsolidation of the U.S. subsidiaries.

Discontinued operations revenues in the third quarter of 2011 were nil compared to nil for the third quarter of 2010. Nortel does not expect any further revenues to be generated by the discontinued operations in future reporting periods.

Operating Expenses

Operating Expenses B/(W)

	Q3 2011	YoY
SG&A	$28	74.1%
R&D	0	100.0%

Total Operating Expenses	$28	74.8%

A focus on reducing costs, the business divestitures and the deconsolidation of the U.S. subsidiaries resulted in lower operating expenses compared to the year ago quarter. SG&A expense was $28 million in the third quarter of 2011, compared to $108 million for the third quarter of 2010. R&D expense was nil in the third quarter of 2011, compared to $3 million for the third quarter of 2010.

Net Earnings

The Company reported net earnings in the third quarter of 2011 of $4.1 billion compared to a net loss of $649 million in the third quarter of 2010.

The net earnings in the third quarter of 2011 included reorganization items of $4.2 billion and other operating income of $6 million comprised primarily of billings under transition services agreements, partially offset by interest expense of $82 million and other expense of $54 million.

Reorganization items of $4.2 billion were comprised of a gain on the sale of the remaining patents and patent applications of $4.5 billion, partially offset by charges incurred for employee-related expenses related to the court approval of employee claims of $182 million, distributions to non-Canadian estates no longer consolidated of $59 million, and professional fees of $18 million.

The net loss in the third quarter of 2010 included reorganization items of $529 million, interest expense of $77 million and other expense—net of $18 million, partially offset by other operating income of $94 million primarily related to billings under transition services agreements.

Reorganization items of $529 million primarily resulted from charges of $451 million primarily related to the remeasurement of liabilities related to Nortel’s Canadian defined pension plans triggered by the cessation of all future pension accruals immediately prior to the transfer of the plans to a replacement administrator appointed by the Office of the Superintendent of Financial Services pursuant to the terms of the previously announced court-approved Settlement Agreement regarding former Canadian employees. The remeasurement utilized wind-up basis assumptions resulting in a significant increase in the liabilities. Reorganization items also included professional fees of $47 million and a loss of $25 million related to purchase price adjustments from business divestitures. Other expense of $18 million was comprised primarily of a currency exchange loss of $44 million partially offset by rental income of $21 million.

Cash

The cash balance as of September 30, 2011 was $792 million, compared to a cash balance of $790 million as of June 30, 2011. Restricted cash was $7.6 billion primarily related to the business divestiture and IP proceeds. The cash balance was essentially flat.

As previously announced, Nortel does not expect that the Company’s common shareholders or the Nortel Networks Limited preferred shareholders will receive any value from Nortel’s creditor protection proceedings and expects that the proceedings will result in the cancellation of these equity interests.

* * * * * *

About Nortel

For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

About Nortel

Certain statements in this press release may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. Nortel’s assumptions, although considered reasonable by Nortel at the date of this press release, may prove to be inaccurate and consequently Nortel’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) risks and uncertainties relating to the Creditor Protection Proceedings including: (a) risks associated with Nortel’s ability to: obtain required approvals and successfully consummate remaining divestitures; ability to satisfy transition services agreement obligations in connection with divestiture of operations; successfully conclude ongoing discussions for the sale of Nortel’s remaining assets; develop, obtain required approvals for, and implement a court approved plan; allocation of the sale proceeds of our businesses among the various Nortel entities participating in these sales may take considerable time to resolve; resolve ongoing issues with creditors and other third parties whose interests may differ from Nortel’s; generate cash from operations and maintain adequate cash on hand in each of its jurisdictions to fund operations within the jurisdiction during the Creditor Protection Proceedings; obtain any further required approvals from the Canadian Monitor, the U.K. Administrators, the U.S. Principal Officer, the U.S. Creditors’ Committee, or other third parties; Nortel’s ability to sell assets to satisfy claims against Nortel; realize full or fair value for any assets or business that are divested; utilize net operating loss carryforwards and certain other tax attributes in the future; avoid the substantive consolidation of NNI’s assets and liabilities with those of one or more other U.S. Debtors; operate effectively, and in consultation with the Canadian Monitor, and the U.S. Creditors’ Committee, and the U.S. Principal Officer and work effectively with the U.K. Administrators, French Administrator, French Liquidator and Israeli Administrators in their respective administration of the EMEA businesses subject to the Creditor Protection Proceedings; continue as a going concern; actively and adequately communicate on and respond to events, media and rumors associated with the Creditor Protection Proceedings; retain and incentivize key employees; retain, or if necessary, replace suppliers on acceptable terms and avoid disruptions in Nortel’s supply chain regarding our remaining stranded contracts; obtain court orders or approvals with respect to motions filed from time to time; resolve claims made against Nortel in connection with the Creditor Protection Proceedings for amounts not exceeding Nortel’s recorded liabilities subject to compromise; prevent third parties from obtaining court orders or approvals that are contrary to Nortel’s interests; and (b) risks and uncertainties associated with: limitations on actions against any Debtor during the Creditor Protection Proceedings; the values, if any, that will be ascribed pursuant to any court approved plan to outstanding Nortel securities and, in particular, that Nortel does not expect that any value will be prescribed to the NNC common shares or the NNL preferred shares in any such plan; the delisting of NNC common shares from the NYSE; and the delisting of NNC common shares and NNL preferred shares from the TSX; and (ii) risks and uncertainties relating to Nortel’s business including fluctuations in foreign currency exchange rates; the sufficiency of workforce and cost reduction initiatives; any adverse legal judgments, fines, penalties or settlements related to any significant pending or future litigation actions; failure to maintain integrity of Nortel’s information systems; and Nortel’s potential inability to maintain an effective risk management strategy.

For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.

Note that Nortel will not be hosting a teleconference/audio webcast to discuss third quarter 2011 results.

NORTEL NETWORKS CORPORATION

(Under Creditor Protection Proceedings as of January 14, 2009)

Condensed Consolidated Statements of Operations (unaudited)

(U.S. GAAP; Millions of U.S. dollars, except per share amounts)

	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenues:
Products	$3	$72	$20	$478
Services	—	13	4	114

	3	85	24	592

Cost of revenues
Products	(9)	81	15	452
Services	6	7	9	40

	(3)	88	24	492

Gross profit (loss)	6	(3)	—	100
Selling, general and administrative expense	28	108	119	409
Research and development expense	—	3	—	106

Management operating margin	(22)	(114)	(119)	(415)
Loss on sale of businesses and assets	1	—	2	3
Other operating income—net	(6)	(94)	(49)	(250)

Total operating expenses	23	17	72	268

Operating loss	(17)	(20)	(72)	(168)
Other income (expense)—net	(54)	(18)	(61)	14
Interest expense
Long-term debt	(82)	(77)	(241)	(227)

Loss from operations before reorganization items, income taxes, equity in net earnings of associated companies and EMEA Subsidiaries	(153)	(115)	(374)	(381)
Reorganization items—net	4,224	(529)	4,240	(1,488)

Earnings (loss) from operations before incomes taxes and equity in net earnings of associated companies and EMEA Subsidiaries	4,071	(644)	3,866	(1,869)
Income tax benefit (expense)	(6)	4	(7)	37

Earnings (loss) from continuing operations before equity in net earnings of associated companies and EMEA Subsidiaries	4,065	(640)	3,859	(1,832)
Equity in net earnings (loss) of associated companies—net of tax	—	—	—	(1)
Equity in net earnings (loss) of EMEA Subsidiaries (a)	—	—	—	(50)

Net earnings (loss) from continuing operations	4,065	(640)	3,859	(1,883)
Net earnings (loss) from discontinued operations—net of tax (c)	—	(5)	(1)	28

Net earnings (loss)	4,065	(645)	3,858	(1,855)
Income attributable to noncontrolling interests	(5)	(4)	(18)	(11)

Net earnings (loss) attributable to Nortel Networks Corporation	$4,060	$(649)	$3,840	$(1,866)

Average shares outstanding (millions)—Basic	499	499	499	499
Average shares outstanding (millions)—Diluted	535	499	535	499
Basic earnings (loss) per common share—continuing operations	$8.14	($1.29)	$7.70	($3.80)
Basic earnings (loss) per common share—discontinued operations	$0.00	($0.01)	$0.00	$0.06

Total basic earnings (loss) per common share	$8.14	($1.30)	$7.70	($3.74)

Diluted earnings (loss) per common share—continuing operations	$7.61	($1.29)	$7.22	($3.80)
Diluted earnings (loss) per common share—discontinued operations	$0.00	($0.01)	$0.00	$0.06

Total diluted earnings (loss) per common share	$7.61	($1.30)	$7.22	($3.74)

(a)	Nortel determined that, as of the Petition Date, the presentation of the EMEA Subsidiaries under the equity method of accounting was more appropriate based on the conclusion that Nortel exercised significant influence over those entities. The equity method of accounting resulted in the financial position and results of operations of the EMEA Subsidiaries being presented net on a single line on the balance sheet and statement of operations, versus being combined gross into each individual line item. As of May 31, 2010, the EMEA Subsidiaries are accounted for under the cost method of accounting.

(b)	Nortel determined that, as of October 1, 2010, the U.S. Debtors, and their subsidiaries (U.S. Subsidiaries), should be accounted for under the cost method of accounting.

(c)	The ES business as well as the shares of NGS and DiamondWare are presented as discontinued operations beginning with the quarter ended September 30, 2009. The LGN business is presented as discountined operations beginning with the quarter ended June 30, 2010. Accordingly, comparative periods have been recast to give effect for the changes in presentation.

NORTEL NETWORKS CORPORATION

(Under Creditor Protection Proceedings as of January 14, 2009)

Condensed Consolidated Balance Sheets (unaudited)

(U.S. GAAP; Millions of U.S. dollars, except per share amounts)

	September 30, 2011	December 31, 2010 (a)
ASSETS
Current assets
Cash and cash equivalents	$792	$807
Restricted cash and cash equivalents	114	158
Accounts receivable—net	192	260
Inventories—net	—	4
Other current assets	88	154
Assets held for sale	—	39
Assets of discontinued operations	—	4

Total current assets	1,186	1,426

Restricted cash and cash equivalents	7,493	3,061
Plant and equipment—net	5	30
Other assets	49	65

Total assets	$8,733	$4,582

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Trade and other accounts payable	$323	$385
Payroll and benefit-related liabilities	19	42
Contractual liabilities	21	69
Restructuring liabilities	1	1
Other accrued liabilities	40	55
Liabilities held for sale	—	10
Liabilities of discontinued operations	5	5

Total current liabilities	409	567

Long-term liabilities
Deferred income taxes	9	—
Other liabilities	18	31

Total long-term liabilities	27	31

Liabilities subject to compromise	10,765	10,565
Liabilities subject to compromise of discontinued operations	35	35

Total liabilities	11,236	11,198

SHAREHOLDERS’ DEFICIT
Common shares, without par value—Authorized shares: unlimited;	35,604	35,604
Issued and outstanding shares: 498,206,366 as of September 30, 2011 and December 31, 2010
Additional paid-in capital	3,597	3,597
Accumulated deficit	(42,237)	(46,076)
Accumulated other comprehensive income	(103)	(362)

Total Nortel Networks Corporation shareholders’ deficit	(3,139)	(7,237)

Noncontrolling interest	636	621

Total shareholders’ deficit	(2,503)	(6,616)

Total liabilities and shareholders’ deficit	$8,733	$4,582

(a)	Nortel has recast its balance sheet for the year ended December 31, 2010 as a result of becoming aware of NNL contractual guarantees provided in connection with real estate leases entered into by certain EMEA Subsidiaries and U.S. Subsidiaries. See the Quarterly Report on Form 10-Q for the nine months ended September 30, 2011 for additional details.

NORTEL NETWORKS CORPORATION

(Under Creditor Protection Proceedings as of January 14, 2009)

Condensed Consolidated Statements of Cash Flows

(U.S. GAAP; Millions of U.S. dollars)

	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Cash flows from (used in) operating activities
Net earnings (loss) attributable to Nortel Networks Corporation	$4,060	$(649)	$3,840	$(1,866)
Net earnings (loss) from discontinued operations—net of tax	—	5	1	(28)
Adjustments to reconcile net earnings (loss) to net cash from (used in) operating activities, net of effects from acquisitions and divestitures of businesses:
Amortization and depreciation	7	15	27	51
Equity in net loss of associated companies—net of tax	—	—	—	1
Equity in net loss of EMEA Subsidiaries	—	—	—	50
Deferred income taxes	9	—	9	(6)
Pension and other accruals	14	30	42	83
Loss on sales of business and impairment of assets—net	—	—	—	2
Income (loss) attributable to noncontrolling interests—net of tax	5	4	18	11
Reorganization items—non cash	(4,248)	481	(4,312)	1,347
Other—net	62	32	32	424
Change in operating assets and liabilities: Other	(134)	125	132	129

Net cash from (used in) operating activities of continuing operations	(225)	43	(211)	198
Net cash from (used in) operating activities of discontinued operations	—	(36)	—	(377)

Net cash from (used in) operating activities	(225)	7	(211)	(179)

Cash flows from (used in) investing activities
Expenditures for plant and equipment	—	(1)	—	(8)
Change in restricted cash and cash equivalents	(4,237)	(43)	(4,388)	(1,221)
Decrease in short-term and long-term investments	—	—	—	24
Acquisitions of investments and businesses—net of cash acquired	—	(1)	—	(3)
Proceeds from sales of investments and businesses and assets—net	4,491	17	4,598	987

Net cash from (used in) investing activities of continuing operations	254	(28)	210	(221)
Net cash from (used in) investing activities of discontinued operations	—	36	—	203

Net cash from (used in) investing activities	254	8	210	(18)

Cash flows from (used in) financing activities
Dividends paid, including paid by subsidiaries to noncontrolling interests	(2)	(8)	(2)	(19)
Repayment of capital leases	—	(1)	—	(4)

Net cash from (used in) financing activities of continuing operations	(2)	(9)	(2)	(23)
Net cash from (used in) financing activities of discontinued operations	—	—	—	(77)

Net cash from (used in) financing activities	(2)	(9)	(2)	(100)

Effect of foreign exchange rate changes on cash and cash equivalents	(25)	12	(12)	11
Reduction of cash and cash equivalents of deconsolidated subsidiaries	—	—	—	(26)

Net cash from (used in) continuing operations	2	18	(15)	(61)
Net cash from (used in) discontinued operations	—	—	—	(251)

Net increase (decrease) in cash and cash equivalents	2	18	(15)	(312)
				—
Cash and cash equivalents at beginning of period	790	1,668	807	1,998

Cash and cash equivalents at end of period	792	1,686	792	1,686
Less cash and cash equivalents of discontinued operations at end of period	—	—	—	—

Cash and cash equivalents of continuing operations at end of period	$792	$1,686	$792	$1,686